UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 11, 2020

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

Senior executives of Visteon Corporation (the “Company”) are expected to make a presentation on August 11, 2020 to investors and security analysts at the J.P. Morgan Virtual Auto Conference. The presentation will include a discussion of the Company’s strategy, financial profile and related matters, including certain financial information. In connection with such presentation, the Company is making available the presentation slides attached hereto as Exhibit 99.1, which are incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 7 - REGULATION FD

Item 7.01. Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

SECTION 9 - FINANCIAL INFORMATION AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Presentation slides from the Company’s webcast presentation at the J.P. Morgan Virtual Auto Conference on August 11, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel

Date: August 11, 2020

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